Exhibit 99.n(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-133245 (Investment Company Act  of 1940 file number 811-06565) on Form N-2 of our report dated November 18, 2005, relating to H&Q Life Sciences Investors appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Financial Highlights” and “Experts” in the Prospectus and “Financial Statements” in the Statement of Additional Information, each of which is part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts
July 18, 2006